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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                           _______________________

                                   FORM 8-K

                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                     May 5, 1994                  May 4, 1994
              ______________________________________________________
                                               (Date of earliest
                                                event reported)



                       PUGET SOUND POWER & LIGHT COMPANY
              (Exact name of registrant as specified in its charter)


              Washington           1-4393            91-0374630
             (State or other      (Commission       (I.R.S. Employer
              jurisdiction of      File Number)      Identification
              incorporation)                         Number)



             411 108th Avenue N.E., Bellevue, Washington 98004-5515
              (Address of principal executive offices, zip code)


             Registrant's telephone number, including area code:
                                206/454-6363



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ITEM 5   OTHER EVENTS

On September 21, 1993, the Washington Utilities and Transportation Commission ("Commission") issued a general rate order requiring the Company to file a case demonstrating the prudence of eight power resources added by the Company since its last general rate case. Pending the outcome of this prudence review, the Commission ordered that the Company's new rates, effective October 1, 1993, would be collected subject to refund to the extent any imprudence with respect to the acquisition of these resources is found. The Commission calculated the annual revenue requirement at risk to be up to $86.1 million.

On May 4, 1994, Commission Staff, the Public Counsel section of the State Attorney General's Office, and a group of industrial customers filed testimony in the Company's prudence review addressing the eight contracts initially subject to review plus an additional contract for a resource that went into operation on April 8, 1994. The testimony filed by the industrial customer group does not recommend any rate reduction or refund.

Commission Staff's testimony recommends that beginning October 1, 1994, the Company's rates be reduced by $22.6 million, and that the Company be directed to refund $12.8 million which is estimated to be the amount through September 30, 1994 associated with three purchased power contracts. Public Counsel's testimony recommends a $43.2 million rate reduction effective October 1, 1994, and that the Company be directed to refund $35.4 million. The disallowances proposed by Commission Staff and Public Counsel would continue throughout the term of the respective power contracts which have remaining terms of 14 to 20 years.

Based on the nature and terms of the contracts and existing regulatory precedents, management believes that these power purchase contracts were prudent, and that on those grounds the recommendations of Commission Staff and Public Counsel are not supportable. The contracts were acquired pursuant to the Company's integrated resource plan and all of the generating projects whose output is being purchased are completed, operational, and performing in accordance with the contracts. The ultimate resolution of this prudence review is subject to the determination of the Commission.

Cross-examination of the opposing testimony is scheduled to commence June 6, 1994. Filing of the Company's rebuttal case is due July 1, 1994. The Commission is expected to issue its decision in September, to be effective as of October 1, 1994.

                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PUGET SOUND POWER & LIGHT COMPANY

Date:  May 5, 1994               By           R. E. Olson
                                    -------------------------------
                                  Vice President Finance and Treasurer

                   (Principal accounting officer and officer duly authorized
                    to sign this report on behalf of the registrant)